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                                                                                                         EXHIBIT 99

                                                      TXU CORP. AND SUBSIDIARIES
                                              CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                              (Unaudited)
                                                                                              Twelve Months Ended
                                                                                              September 30, 2003
                                                                                              ---------------------
                                                                                               (millions of dollars,
                                                                                             except per share amounts)

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Operating revenues..................................................................                  $10,765
                                                                                                      -------

Costs and expenses:
   Cost of energy sold and delivery fees............................................                    5,013
   Operating costs.................................................................                     1,727
   Depreciation and amortization....................................................                      880
   Selling, general and administrative expenses.....................................                    1,112
   Franchise and revenue-based taxes................................................                      471
   Other income.....................................................................                      (76)
   Other deductions.................................................................                      531
   Interest income..................................................................                      (36)
   Interest expense and related charges.............................................                      973
                                                                                                      -------
       Total costs and expenses.....................................................                   10,595
                                                                                                      -------
Income from continuing operations before income taxes, extraordinary loss and
  cumulative effect of changes in accounting principles.............................                      170

Income tax expense..................................................................                       60
                                                                                                      -------
Income from continuing operations before extraordinary loss and cumulative
  effect of changes in accounting principles........................................                      110

Loss from discontinued operations, net of tax benefit...............................                   (4,242)

Extraordinary loss, net of tax benefit..............................................                     (134)

Cumulative effect of changes in accounting principles, net of tax benefit ..........                      (58)
                                                                                                      -------
Net loss............................................................................                   (4,324)

Preference stock dividends..........................................................                       22
                                                                                                      -------
Net loss available for common stock.................................................                  $(4,346)
                                                                                                      =======
Average shares of common stock outstanding (millions)...............................                      315

Per share of common stock:
   Basic and dilutive earnings
     Income from continuing operations before extraordinary loss and cumulative
       effect of changes in accounting principles ..................................                  $    .27
        Loss on discontinued operations, net of tax benefit.........................                  $ (13.46)
        Extraordinary loss, net of tax benefit......................................                  $   (.42)
        Cumulative effect of changes in accounting principles, net of tax benefit...                  $   (.18)
        Net loss available for common stock.........................................                  $ (13.79)

   Dividends declared...............................................................                  $  .0.50
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